UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

ACES WIRED, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-96589	88-0514502
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

12225 Greenville Avenue, Suite 861 Dallas, Texas	75243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 261-1963

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Craig S. Nouis as a Director

Effective July 23, 2008, Craig S. Nouis was appointed to the board of directors of Aces Wired, Inc. (the Company) and elected chairman of the Company’s audit committee. From March 2007 until July 2008, when he became their chief financial officer, Mr. Nouis provided consulting services to Loomis International, Inc., an oilfield service company located in Houston, Texas. From August 2001 through May 2006, Mr. Nouis served as vice president and chief financial officer of Multimedia Games, Inc. (NASDAQ: MGAM). MGAM, located in Austin Texas, is a supplier of interactive systems, electronic games and player terminals for the Native American gaming market, as well as for the racetrack casino, charity and commercial bingo/sweepstakes and video lottery markets. Subsequent to his resignation at MGAM, he provided consulting services to them until October 2007. For more than five years prior to his employment with MGAM, Mr. Nouis was a public accountant for the firm BDO Seidman, LLP, last serving as an audit partner.

In connection with his appointment to the board of directors, Mr. Nouis was awarded a nonqualified stock option, pursuant to the Aces Wired, Inc. 2007 Stock Incentive Plan (the 2007 Stock Incentive Plan), exercisable for 75,000 shares of the Company’s common stock at an exercise price of $1.05 per share, which was the last quoted ask price per share of the Company’s common stock on the OTC Bulletin Board on the grant date. The option vests on the one-year anniversary of the grant date and has a five-year contractual life.

Resignation of Martin A. Keane as a Director

On July 23, 2008, Martin A. Keane notified the Company of his intention to resign from the Company’s board of directors effective August 4, 2008. Mr. Keane is also a member of the Company’s audit committee. There were no disagreements between the Company and Mr. Keane that led to his resignation. A copy of Mr. Keane’s resignation letter is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Other Options Awarded under the 2007 Stock Incentive Plan

Effective July 21, 2007, the Company awarded nonqualified stock options under the 2007 Stock Incentive Plan that are exercisable for an aggregate of 717,000 shares of its common stock at an exercise price of $1.05 per share. The awards were granted to two of the Company’s executive officers, one director (other than Mr. Nouis) and to certain other employees and nonaffiliated consultants. The following table lists the names of the executive officers and director receiving options and the number of shares for which their options are exercisable. Each option listed in the table vests on the one-year anniversary of the grant date and has a five-year contractual life.

Name	Position/Title	Number of Shares Underlying Award

Christopher C. Domijan	Executive Vice President, Chief Financial Officer and Secretary	29,000

Nicholas F. Holt	Chief Accounting Officer and Controller	25,000

John J. Schreiber	Director	75,000

Copies of the 2007 Stock Incentive Plan and a form of the award agreement utilized for stock options granted under the plan are filed as Exhibit 99.2 and Exhibit 99.3, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Resignation Letter of Martin A. Keane

99.2	Aces Wired, Inc. 2007 Stock Incentive Plan

99.3	Form of Stock Option Award Agreement under the 2007 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2008

ACES WIRED, INC.

By:	/s/ Kenneth R. Griffith
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Resignation Letter of Martin A. Keane

99.2	Aces Wired, Inc. 2007 Stock Incentive Plan

99.3	Form of Stock Option Award Agreement under the 2007 Stock Incentive Plan